Exhibit 99

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT: Gordon Milne (805) 367-3720

RYLAND REPORTS RESULTS FOR THE FOURTH QUARTER OF 2014

WESTLAKE VILLAGE, Calif. (January 29, 2015) — The Ryland Group, Inc. (NYSE: RYL) today announced results for its quarter ended December 31, 2014.  Items of note included:

•                 Pretax earnings rose 53.1 percent to $115.1 million for the quarter ended December 31, 2014, compared to $75.2 million for the quarter ended December 31, 2013;

•                 Net income totaled $71.7 million, or $1.26 per diluted share, for the fourth quarter of 2014, compared to $72.2 million, or $1.27 per diluted share, for the fourth quarter of 2013. Net income for the fourth quarter of 2013 included a $25.9 million tax benefit related to a reversal of the Company’s deferred tax asset valuation allowance;

•                 Housing gross profit margin was 22.3 percent for the fourth quarter of 2014, compared to 21.9 percent for the same period in the prior year;

•                 Selling, general and administrative expense totaled 9.9 percent of homebuilding revenues for the fourth quarter of 2014, compared to 11.4 percent for the fourth quarter of 2013;

•                 Revenues totaled $867.8 million for the quarter ended December 31, 2014, representing a 24.6 percent increase from $696.7 million for the quarter ended December 31, 2013;

•                 Closings increased 14.3 percent to 2,489 units for the fourth quarter of 2014 from 2,178 units for the same period in the prior year;

•                 Average closing price increased 7.6 percent to $338,000 for the quarter ended December 31, 2014, from $314,000 for the same period in 2013;

•                 New orders increased 8.3 percent to 1,547 units for the fourth quarter of 2014 from 1,428 units for the fourth quarter of 2013, and new order dollars rose 14.3 percent to $536.7 million for the fourth quarter of 2014 from $469.4 million for the same period in 2013;

•                 Active communities increased 21.0 percent to 351 communities at December 31, 2014, from 290 communities at December 31, 2013;

•                 Cash, cash equivalents and marketable securities totaled $580.0 million at December 31, 2014, compared to $631.2 million at December 31, 2013; and

•                 Net debt-to-capital ratio was 43.1 percent at December 31, 2014, compared to 45.8 percent at December 31, 2013.

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RYLAND FOURTH-QUARTER RESULTS

RESULTS FOR THE FOURTH QUARTER OF 2014

For the quarter ended December 31, 2014, the Company reported net income of $71.7 million, or $1.26 per diluted share, compared to $72.2 million, or $1.27 per diluted share, for the same period in 2013. The decrease in net income was due to a $25.9 million tax benefit related to a reversal of the Company’s deferred tax asset valuation allowance during the fourth quarter of 2013, which also restored income tax expense in 2014.

The homebuilding segments reported pretax earnings of $116.6 million for the fourth quarter of 2014, compared to $80.1 million for the same period in 2013.  This increase in pretax earnings was primarily due to a rise in revenues; higher housing gross profit margin; and a reduced selling, general and administrative expense ratio.

Homebuilding revenues increased 24.7 percent to $853.9 million for the fourth quarter of 2014 from $685.0 million for the same period in 2013.  This rise in homebuilding revenues was primarily attributable to a 14.3 percent increase in closings that totaled 2,489 units for the quarter ended December 31, 2014, compared to 2,178 units for the same period in the prior year, as well as to a 7.6 percent rise in average closing price, which was $338,000 for the fourth quarter of 2014, versus $314,000 for the same period in 2013.  Homebuilding revenues for the fourth quarter of 2014 included $11.9 million from land sales, which resulted in pretax earnings of $4.2 million, compared to homebuilding revenues for the fourth quarter of 2013 that included $778,000 from land sales, which resulted in pretax earnings of $84,000.

New orders increased 8.3 percent to 1,547 units for the quarter ended December 31, 2014, from 1,428 units for the same period in 2013.  The Company had an average monthly sales absorption rate of 1.5 homes per community for the quarter ended December 31, 2014, versus 1.7 homes per community for the quarter ended December 31, 2013, and an average cancellation rate of 21.8 percent for the quarter ended December 31, 2014, versus 20.0 percent for the same period in 2013.  For the fourth quarter of 2014, new order dollars increased 14.3 percent to $536.7 million from $469.4 million for the fourth quarter of 2013.  At December 31, 2014, backlog was flat at 2,617 units, compared to 2,626 units at December 31, 2013.  The dollar value of the Company’s backlog was $919.0 million at December 31, 2014, reflecting a 7.5 percent rise from $854.8 million at December 31, 2013.

Housing gross profit margin was 22.3 percent for the quarter ended December 31, 2014, compared to 21.9 percent for the quarter ended December 31, 2013.  This improvement in housing gross profit margin was primarily attributable to higher leverage of direct overhead expense.  Sales incentives and price concessions totaled 7.0 percent of housing revenues for the fourth quarter of 2014, compared to 6.3 percent for the same period in 2013.

Selling, general and administrative expense totaled 9.9 percent of homebuilding revenues for the fourth quarter of 2014, compared to 11.4 percent for the fourth quarter of 2013.  This decrease in the selling, general

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RYLAND FOURTH-QUARTER RESULTS

and administrative expense ratio was primarily attributable to higher leverage that resulted from increased revenues.

The homebuilding segments recorded no interest expense during the fourth quarter of 2014, compared to $238,000 during the fourth quarter of 2013.  This decrease in interest expense from the fourth quarter of 2013 was primarily due to the capitalization of all interest incurred during the fourth quarter of 2014, which resulted from a higher level of inventory under development.

For the quarter ended December 31, 2014, the financial services segment reported pretax earnings of $6.1 million, compared to $2.1 million for the quarter ended December 31, 2013.  This increase in pretax earnings was primarily attributable to higher locked loan pipeline and origination volume during the fourth quarter of 2014, compared to the same period in the prior year, and to lower indemnification expense.

ANNUAL RESULTS FOR 2014

For the year ended December 31, 2014, the Company reported net income of $175.8 million, or $3.09 per diluted share, compared to $379.2 million, or $6.79 per diluted share, for the same period in 2013.  The decrease in net income was primarily due to a $258.9 million tax benefit related to a reversal of the Company’s deferred tax asset valuation allowance in 2013, which also restored income tax expense in 2014.

The homebuilding segments reported pretax earnings of $303.5 million for 2014, compared to $201.8 million for the same period in 2013.  This increase in pretax earnings was primarily due to a rise in revenues; higher housing gross profit margin; a reduced selling, general and administrative expense ratio; and a decline in interest expense.

Homebuilding revenues increased 23.0 percent to $2.6 billion for the year ended December 31, 2014, from $2.1 billion for the same period in 2013.  This rise in homebuilding revenues was primarily attributable to a 9.3 percent increase in closings that totaled 7,677 units for the year ended December 31, 2014, compared to 7,027 units for the same period in the prior year, as well as to a 12.5 percent rise in average closing price, which was $333,000 for the year ended December 31, 2014, versus $296,000 for the same period in 2013.  Homebuilding revenues for the year ended December 31, 2014, included $13.9 million from land sales, which resulted in pretax earnings of $4.6 million, compared to homebuilding revenues for the same period in 2013 that included $6.5 million from land sales, which resulted in pretax earnings of $1.7 million.

New orders increased 5.6 percent to 7,668 units for the year ended December 31, 2014, from 7,262 units for the same period in 2013.  The Company had an average monthly sales absorption rate of 2.0 homes per community for the year ended December 31, 2014, versus 2.3 homes per community for the year ended December 31, 2013, and an average cancellation rate of 18.9 percent for the year ended December 31, 2014, versus 17.7 percent for the same period in 2013.  For the year ended December 31, 2014, new order dollars increased 15.2 percent to $2.6 billion from $2.3 billion for the year ended December 31, 2013.

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RYLAND FOURTH-QUARTER RESULTS

Housing gross profit margin was 21.8 percent for the year ended December 31, 2014, compared to 20.8 percent for the year ended December 31, 2013.  This improvement in housing gross profit margin was primarily attributable to a relative decline in direct construction costs.  For the year ended December 31, 2014, sales incentives and price concessions totaled 6.7 percent of housing revenues, compared to 6.8 percent for the same period in 2013.

Selling, general and administrative expense totaled 11.2 percent of homebuilding revenues for the year ended December 31, 2014, compared to 12.2 percent for the year ended December 31, 2013.  This decrease in the selling, general and administrative expense ratio was primarily attributable to higher leverage that resulted from increased revenues.

The homebuilding segments recorded no interest expense during the year ended December 31, 2014, compared to $8.4 million during the same period in 2013.  This decrease in interest expense from the twelve months of 2013 was primarily due to the capitalization of all interest incurred during the twelve months of 2014, which resulted from a higher level of inventory under development.

For the year ended December 31, 2014, the financial services segment reported pretax earnings of $7.4 million, compared to $20.1 million for the same period in 2013.  This decline in pretax earnings was primarily attributable to a decrease in locked loan pipeline volume, which was due, in part, to the reversal of the accelerated timing of loan locks during 2013; an increase in litigation expense; and higher expense related to a change in estimate of ultimate insurance loss liability.

DEBT MATURITY IN JANUARY 2015

The Company used existing cash of $126.5 million to settle its 5.4 percent senior notes that matured in January 2015.

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RYLAND FOURTH-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 315,000 homes and financed more than 225,000 mortgages.  The Company currently operates in 17 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                 economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of, and changes in, governmental stimulus, tax and deficit reduction programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                 changes and developments in the mortgage lending market, including revisions to underwriting standards for borrowers and lender requirements for originating and holding mortgages, changes in government support of and participation in such market, and delays or changes in terms and conditions for the sale of mortgages originated by the Company;

•                 the availability and cost of land and the future value of land held or under development;

•                 increased land development costs on projects under development;

•                 shortages of skilled labor or raw materials used in the production of homes;

•                 increased prices for labor, land and materials used in the production of homes;

•                 increased competition;

•                 failure to anticipate or react to changing consumer preferences in home design;

•                 increased costs and delays in land development or home construction resulting from adverse weather conditions or other factors;

•                 potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations or governmental policies (including those that affect zoning, density, building standards, the environment and the residential mortgage industry);

•                 delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                 changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•                 the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly report on Form 10-Q; and

•                 other factors over which the Company has little or no control.

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Four financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands, except share data)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
REVENUES
Homebuilding	$853,934	$684,974	$2,569,901	$2,089,375
Financial services	13,871	11,683	45,168	51,380
TOTAL REVENUES	867,805	696,657	2,615,069	2,140,755

EXPENSES
Cost of sales	661,561	534,709	2,007,644	1,654,196
Selling, general and administrative	84,183	77,927	289,029	254,747
Financial services	7,786	9,579	37,860	31,312
Interest	-	238	-	8,358
TOTAL EXPENSES	753,530	622,453	2,334,533	1,948,613

OTHER INCOME
Gain from marketable securities, net	272	435	1,526	1,849
Other income	602	584	2,402	1,700
TOTAL OTHER INCOME	874	1,019	3,928	3,549
Income from continuing operations before taxes	115,149	75,223	284,464	195,691
Tax expense (benefit)	43,447	2,917	108,665	(183,408)
NET INCOME FROM CONTINUING OPERATIONS	71,702	72,306	175,799	379,099

(Loss) income from discontinued operations, net of taxes	-	(61)	-	106

NET INCOME	$71,702	$72,245	$175,799	$379,205

NET INCOME PER COMMON SHARE
Basic	$1.55	$1.56	$3.77	$8.22
Diluted	$1.26	$1.27	$3.09	$6.79

AVERAGE COMMON SHARES OUTSTANDING
Basic	46,209,296	46,216,025	46,579,641	45,966,307
Diluted	57,784,118	57,806,737	58,218,165	56,219,939

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2014	December 31, 2013

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$521,195	$227,986
Restricted cash	35,720	90,034
Marketable securities, available-for-sale	23,044	313,155
Total cash, cash equivalents and marketable securities	579,959	631,175
Housing inventories
Homes under construction	764,853	643,357
Land under development and improved lots	1,250,159	973,250
Consolidated inventory not owned	30,811	33,176
Total housing inventories	2,045,823	1,649,783
Property, plant and equipment	30,566	25,437
Mortgage loans held-for-sale	153,366	139,576
Net deferred taxes	91,766	185,904
Other	150,609	148,437
Assets of discontinued operations	-	30
TOTAL ASSETS	3,052,089	2,780,342

LIABILITIES
Accounts payable	205,397	172,841
Accrued and other liabilities	215,221	212,680
Financial services credit facilities	129,389	73,084
Debt	1,403,079	1,397,308
Liabilities of discontinued operations	-	504
TOTAL LIABILITIES	1,953,086	1,856,417

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized—10,000 shares Series A Junior Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized—199,990,000 shares Issued—46,296,045 shares at December 31, 2014
(46,234,809 shares at December 31, 2013)	46,296	46,235
Retained earnings	1,039,076	862,968
Accumulated other comprehensive loss	(799)	(1,157)
TOTAL STOCKHOLDERS’ EQUITY FOR THE RYLAND GROUP, INC.	1,084,573	908,046
NONCONTROLLING INTEREST	14,430	15,879
TOTAL EQUITY	1,099,003	923,925
TOTAL LIABILITIES AND EQUITY	$3,052,089	$2,780,342

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$26,184	$20,720	$76,354	$52,062
Southeast	38,453	28,511	95,437	65,018
Texas	20,223	15,176	50,598	38,827
West	31,716	15,730	81,087	45,919
Financial services	6,135	2,104	7,447	20,068
Corporate and unallocated	(7,562)	(7,018)	(26,459)	(26,203)
Discontinued operations	-	(61)	–	106
Total	$115,149	$75,162	$284,464	$195,797
NEW ORDERS
Units
North	419	412	2,185	2,245
Southeast	476	403	2,265	2,236
Texas	324	360	1,629	1,651
West	328	253	1,589	1,130
Discontinued operations	–	–	–	1
Total	1,547	1,428	7,668	7,263
Dollars (in millions)
North	$133	$127	$692	$695
Southeast	150	117	722	618
Texas	111	111	545	510
West	143	114	661	451
Total	$537	$469	$2,620	$2,274
CLOSINGS
Units
North	716	622	2,220	2,032
Southeast	749	721	2,284	2,315
Texas	517	494	1,691	1,514
West	507	341	1,482	1,166
Discontinued operations	–	–	–	8
Total	2,489	2,178	7,677	7,035
Average closing price (in thousands)
North	$310	$315	$316	$303
Southeast	322	281	302	258
Texas	332	305	325	295
West	409	397	415	363
Discontinued operations	–	–	–	312
Total	$338	$314	$333	$296

OUTSTANDING CONTRACTS			December 31,
Units			2014	2013
North			797	832
Southeast			783	802
Texas			552	614
West			485	378
Total			2,617	2,626
Dollars (in millions)
North			$257	$267
Southeast			265	233
Texas			193	198
West			204	157
Total			$919	$855
Average price (in thousands)
North			$322	$321
Southeast			339	290
Texas			350	322
West			420	416
Total			$351	$326

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION

(in thousands, except origination data)

	Three months ended December 31,		Twelve months ended December 31,
RESULTS OF OPERATIONS	2014	2013	2014	2013
REVENUES
Income from origination and sale of mortgage loans, net	$9,749	$7,703	$32,529	$39,158
Title, escrow and insurance	3,479	3,218	10,406	9,990
Interest and other	643	762	2,233	2,232
TOTAL REVENUES	13,871	11,683	45,168	51,380
EXPENSES	7,786	9,579	37,860	31,312
OTHER INCOME	50	–	139	–
PRETAX EARNINGS	$6,135	$2,104	$7,447	$20,068

OPERATIONAL DATA

Retail operations:
Originations (units)	1,328	1,224	3,914	4,007
Ryland Homes originations as a percentage of total originations	100.0%	100.0%	99.9%	99.9%
Ryland Homes origination capture rate	63.2%	66.6%	61.0%	66.3%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION
(in thousands)	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Interest incurred	$17,608	$17,310	$69,802	$68,184
Interest capitalized during the period	17,345	16,905	68,788	59,208
Amortization of capitalized interest included in cost of sales	15,972	15,209	50,597	52,362
Depreciation and amortization	6,878	6,041	22,916	20,517